Exhibit 99.1

FOR IMMEDIATE RELEASE
INVESTOR CONTACT:	MEDIA CONTACT:
Mark Kimbrough	Ed Fishbough
615-344-2688	615-344-2810

HCA Previews 2017 First Quarter Results

Nashville, Tenn., April 17, 2017– HCA Holdings, Inc. (NYSE: HCA) today announced preliminary financial and operating results for its first quarter ended March 31, 2017. The financial results are subject to finalization of the Company’s quarterly financial and accounting procedures.

HCA anticipates revenues for the first quarter of 2017 to approximate $10.623 billion compared to $10.260 billion in the first quarter of 2016. Net income attributable to HCA Holdings, Inc. for the first quarter is expected to approximate $659 million, or $1.74 per diluted share, compared to $694 million, or $1.69 per diluted share, in the first quarter of 2016. Adjusted EBITDA for the first quarter of 2017 is expected to approximate $2.005 billion compared to $2.003 billion in the previous year’s first quarter. Adjusted EBITDA is a non-GAAP financial measure. A table reconciling expected net income attributable to HCA Holdings, Inc. to expected Adjusted EBITDA is included in this release.

Same facility admissions for the first quarter of 2017 increased 1.2 percent, while same facility equivalent admissions increased 1.6 percent when compared to the first quarter of 2016. Same facility emergency room visits for the first quarter of 2017 increased 1.1 percent from the prior year’s first quarter.

Results for the first quarter of 2017 were affected by changes in payer mix and the loss of one day when compared to the first quarter of 2016. Same facility Medicare admissions comprised 48.1 percent of the first quarter 2017 admissions, compared to 47.0 percent in the prior year’s first quarter. In the first quarter of 2017, same facility managed care/health exchange admissions comprised 27.4 percent of admissions, compared to 28.6 percent in the prior year’s first quarter.

Same facility revenue per equivalent admission is expected to increase approximately 1.7 percent in the first quarter of 2017 compared to the prior year’s first quarter.

The Company’s financial guidance remains unchanged for the year ending December 31, 2017.

HCA anticipates reporting its complete financial results for the first quarter of 2017 on, or about, May 2, 2017.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws, which involve risks and uncertainties. Forward-looking statements include the Company’s expected results for the first quarter of 2017, the Company’s financial guidance for the year ending December 31, 2017, as well as other statements that do not relate solely to historical or current facts, and are subject to finalization of the Company’s first quarter financial and accounting procedures. Forward-looking statements can be identified by the use of words like “may,” “believe,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “initiative” or “continue.” These forward-looking statements are based on our current plans and expectations and are subject to a number of known and unknown uncertainties and risks, many of which are beyond our control, which could significantly affect current plans and expectations and our future financial position and results of operations. These factors include, but are not limited to, (1) the impact of our substantial indebtedness and the ability to refinance such indebtedness on acceptable terms, (2) the impact of the Patient Protection and Affordable Care Act, as amended by the Health Care and Education Reconciliation Act (collectively, the “Health Reform Law”), including the effects of any repeal of, or changes to, the Health Reform Law, the possible enactment of additional federal or state health care reforms and possible changes to other federal, state or local laws or regulations affecting the health care industry, (3) the effects related to the continued implementation of the sequestration spending reductions required under the Budget Control Act of 2011 (the “BCA”), and related legislation extending these reductions, and the potential for future deficit reduction legislation that may alter these spending reductions, which include cuts to Medicare payments, or create additional spending reductions, (4) increases in the amount and risk of collectability of uninsured accounts and deductibles and copayment amounts for insured accounts, (5) the ability to achieve operating and financial targets, and attain expected levels of patient volumes and control the costs of providing services, (6) possible changes in Medicare, Medicaid and other state programs, including Medicaid upper payment limit programs or waiver programs, that may impact reimbursements to health care providers and insurers, (7) the highly competitive nature of the health care business, (8) changes in service mix, revenue mix and surgical volumes, including potential declines in the population covered under managed care agreements, the ability to enter into and renew managed care provider agreements on acceptable terms and the impact of consumer driven health plans and physician utilization trends and practices, (9) the efforts of insurers, health care providers and others to contain health care costs, (10) the outcome of our continuing efforts to monitor, maintain and comply with appropriate laws, regulations, policies and procedures, (11) increases in wages and the ability to attract and retain qualified management and personnel, including affiliated physicians, nurses and medical and technical support personnel, (12) the availability and terms of capital to fund the expansion of our business and improvements to our existing facilities, (13) changes in accounting practices, (14) changes in general economic conditions nationally and regionally in our markets, (15) the emergence and effects related to infectious diseases, (16) future divestitures which may result in charges and possible impairments of long-lived assets, (17) changes in business strategy or development plans, (18) delays in receiving payments for services provided, (19) the outcome of pending and any future tax audits, disputes and litigation associated with our tax positions, (20) potential adverse impact of known and unknown government investigations, litigation and other claims that may be made against us, (21) the impact of potential cybersecurity incidents or security breaches, (22) our ongoing ability to demonstrate meaningful use of certified electronic health record technology, and (23) other risk factors described in our annual report on Form 10-K for the year ended December 31, 2016 and our other filings with the Securities and Exchange Commission. Many of the factors that will determine our future results are beyond our ability to control or predict. In light of the significant uncertainties inherent in the forward-looking statements contained herein, readers should not place undue reliance on forward-looking statements, which reflect management’s views only as of the date hereof. We undertake no obligation to revise or update any forward-looking statements, or to make any other forward-looking statements, whether as a result of new information, future events or otherwise.

All references to “Company” and “HCA” as used throughout this release refer to HCA Holdings, Inc. and its affiliates.

HCA Holdings, Inc.

Supplemental Non-GAAP Disclosures

Operating Results Summary

(Dollars in millions, except per share amounts)

	First Quarter
	2017	2016
Revenues	$10,623	$10,260

Net income attributable to HCA Holdings, Inc.	$659	$694
Losses (gains) on sales of facilities (net of tax)	(1)	2
Legal claim costs (net of tax)	—	7

Net income attributable to HCA Holdings, Inc., excluding losses (gains) on sales of facilities and legal claim costs (a)	658	703
Depreciation and amortization	521	479
Interest expense	419	416
Provision for income taxes	289	288
Net income attributable to noncontrolling interests	118	117

Adjusted EBITDA (a)	$2,005	$2,003

Diluted earnings per share:
Net income attributable to HCA Holdings, Inc.	$1.74	$1.69
Losses (gains) on sales of facilities	—	—
Legal claim costs	—	0.02

Net income attributable to HCA Holdings, Inc., excluding losses (gains) on sales of facilities and legal claim costs(a)	$1.74	$1.71

Shares used in computing diluted earnings per share (millions)	379.980	410.575

(a)	Net income attributable to HCA Holdings, Inc., excluding losses (gains) on sales of facilities and legal claim costs, and Adjusted EBITDA should not be considered as measures of financial performance under generally accepted accounting principles (“GAAP”). We believe net income attributable to HCA Holdings, Inc., excluding losses (gains) on sales of facilities and legal claim costs, and Adjusted EBITDA are important measures that supplement discussions and analysis of our results of operations. We believe it is useful to investors to provide disclosures of our results of operations on the same basis used by management. Management relies upon net income attributable to HCA Holdings, Inc., excluding losses (gains) on sales of facilities and legal claim costs, and Adjusted EBITDA as primary measures to review and assess operating performance of its health care facilities and their management teams.

Management and investors review both the overall performance (including net income attributable to HCA Holdings, Inc., excluding losses (gains) on sales of facilities and legal claim costs, and GAAP net income attributable to HCA Holdings, Inc.) and operating performance (Adjusted EBITDA) of our health care facilities. Adjusted EBITDA and the Adjusted EBITDA margin (Adjusted EBITDA divided by revenues) are utilized by management and investors to compare our current operating results with the corresponding periods during the previous year and to compare our operating results with other companies in the health care industry. It is reasonable to expect that losses (gains) on sales of facilities and legal claim costs will occur in future periods, but the amounts recognized can vary significantly from period to period, do not directly relate to the ongoing operations of our health care facilities and complicate period comparisons of our results of operations and operations comparisons with other health care companies.

Net income attributable to HCA Holdings, Inc., excluding losses (gains) on sales of facilities and legal claim costs, and Adjusted EBITDA are not measures of financial performance under GAAP, and should not be considered as alternatives to net income attributable to HCA Holdings, Inc. as a measure of operating performance or cash flows from operating, investing and financing activities as a measure of liquidity. Because net income attributable to HCA Holdings, Inc., excluding losses (gains) on sales of facilities and legal claim costs, and Adjusted EBITDA are not measurements determined in accordance with GAAP and are susceptible to varying calculations, net income attributable to HCA Holdings, Inc., excluding losses (gains) on sales of facilities and legal claim costs, and Adjusted EBITDA, as presented, may not be comparable to other similarly titled measures presented by other companies.

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